Exhibit 10.1

                        CHINA DIRECT TRADING CORPORATION

                                  June 18, 2004

      Howard Ullman, CEO & President
      China Direct Trading Corp.
      12535 Orange Drive #613
      Davie, Florida 33330

                            Binding Letter Agreement

            China Direct Trading Company (CHDT), a Florida Corporation, and Magnet World Inc. (MWI), a Florida Corporation Magnet World Ltd (MWLtd), a Hong Kong Corporation and Bruce Shirck, the sole shareholder of MWI and MWLtd., agree as follows:

      1. At the closing of the acquisition contemplated herein ("Closing"), CHDT agrees to acquire all of the issued and outstanding shares of capital stock of MWI and MWLtd pursuant to which, among other things, MWI and MW Ltd will each become a wholly-owned subsidiary of CHDT.

      2. Upon the execution of this Agreement, CHDT will be responsible for all The usual and customary business and operating expenses incurred in the connection with the proposed acquisition, including attorney's fees, accountants, and any other expenses involved in the transaction

      3. The closing of the acquisition contemplated herein shall be at Noon, local Miami time, on July 21, 2004, and will be conducted at CHDT's principal executive offices at 12535 Orange Drive, #613, Davie, Florida 33330. Prior to the Closing, the parties hereto will enter into a written agreement containing the usual and customary representations and warranties, specific obligations of the parties pending the Closing and conditions precedent to Closing. The purchase price for all of the issued and outstanding shares of capital stock of MWI and MWLtd. shall be: 5,000 shares of CHDT preferred stock (which converts into 5,000,000 shares of CHDT common stock) and $250,000 cash - all payable at Closing; provided, however, that if the closing bid price of CHDT common stock (as quoted on www.otcbb.com) is 25 cents or more per share on the date immediately preceding the date of Closing, then the number of shares of CHDT preferred stock to be issued hereunder at the Closing shall be adjusted downward so that the dollar value of the underlying CHDT common stock issuable upon conversion (as calculated as of the date immediately preceding the date of the Closing) is not more than $500,000 market value of the underlying shares of CHDT Common Stock as of the Closing. . Said valuation does not modify the restriction on conversion of the CHDT preferred stock.

The shares of CHDT common stock shall also be restricted securities under Rule 144 of the common stock issued upon conversion of the preferred stock are also "restricted securities" under Rule 144 of the Securities Act of 1933, as amended.


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All said consideration shall be payable at the Closing. The CHDT shares of preferred stock (Series A Redeemable Preferred Stock, $0.10 par value) are restricted securities (as defined in Rule 144 under the Securities Act of 1933, as amended) and may not be resold, disposed or transferred, or pledged, encumbered or hypothecated without being registered under the Securities Act of 1933, as amended, or without qualifying for an exemption from such registration and receiving an opinion letter from legal counsel opining that an exemption from such registration.

      4. CHDT agrees to negotiate with the principal of MWI and MWLtd regarding a three year employment contract containing the customary representations regarding compensation and benefits, which employment agreement will be signed at the Closing.

      5. The representatives of CHDT and MWI and MWLtd, respectively, are to be permitted to make a full and complete investigation of the business, properties, customers, financial statements and books and records of CHDT and MWI and MWLtd, respectively, for a period of twenty (20) days from the signing of this Binding Letter of Intent

      6. During the period from the date that this letter agreement is signed to Closing, CHDT and MWI / MWLtd respectively will operate in the ordinary course of business and both companies will use their best efforts to preserve their business's and relationships with it's employees, customers, distributors, and suppliers

      7. Without the prior approval of the other party to this letter, no party will hereafter make any announcement of the transactions contemplated hereby, until and unless this letter agreement is executed by both parties

      8. This letter agreement sets forth the basic terms of the acquisition of MWI and MWI Ltd. By CHDT. Absent a material breach by one party of this letter agreement, or a party discovering a fact or issue that would, in the mind of a reasonable businessman operating under the same or similar conditions warrant a termination of this letter agreement because said fact or issue adversely and materially impacts on the value of the transaction contemplated herein or materially decreases the value of MWI or MWLtd, or CHDT securities to be issued for the acquisition of MWI and MWLtd. hereunder. Otherwise, the parties intend this letter agreement to be a legally binding agreement and intend to consummate the acquisition of MWI and MWI Ltd. under this letter agreement at the Closing.

      9. The acquisition contemplated herein shall be expressly subject to compliance with all applicable laws and regulations. This Agreement shall be governed and construed in accordance with the laws of the State of Florida. The parties will sign any additional instruments and documents and take all reasonably necessary actions to consummate the acquisition contemplated herein.


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AGREED AND ACCEPTED AS OF THE DATE OF THIS LETTER AGREEMENT:

Magnet World, Inc.                                   Magnet World Ltd

By: ________________________________        By:_________________________________
         Bruce Shirck                                         Bruce Shirck
         President                                            Managing Director

Bruce Shirck

____________________________________
Signature

Date: ________________

China Direct Trading Corporation

By:_________________________________
    Howard Ullman, CEO & President

Date: June 21, 2004